Exhibit 8

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to the Common Units of Tesoro Logistics LP, with the Securities and Exchange Commission pursuant to Rule 13d-1(k).

Dated: September 24, 2012

TESORO CORPORATION

/s/ Charles S. Parrish
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

TESORO REFINING AND MARKETING COMPANY

/s/ Charles S. Parrish
Charles S. Parrish
Executive Vice President and Secretary

TESORO ALASKA COMPANY

/s/ Charles S. Parrish
Charles S. Parrish
Executive Vice President, General Counsel and Secretary

TESORO LOGISTICS GP, LLC

/s/ Charles S. Parrish
Charles S. Parrish
Vice President, General Counsel and Secretary